Illumina Reports Record Financial Results for Fourth Quarter and Fiscal Year 2014

San Diego -- (BUSINESS WIRE) - January 27, 2015 - Illumina, Inc. (NASDAQ:ILMN) today announced its financial results for the fourth quarter and fiscal year 2014.

Fourth quarter 2014 results:

•	Revenue of $512 million, a 32% increase compared to $387 million in the fourth quarter of 2013

•	GAAP net income for the quarter of $153 million, or $1.03 per diluted share, compared to $81 million, or $0.56 per diluted share, for the fourth quarter of 2013

•
Non-GAAP net income for the quarter of $129 million, or $0.87 per diluted share, compared to $65 million, or $0.45 per diluted share, for the fourth quarter of 2013 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $141 million and free cash flow of $106 million for the quarter

Gross margin in the fourth quarter of 2014 was 75.1% compared to 66.9% in the prior year period. Excluding the effect of non-cash stock compensation expense, legal contingencies, amortization of acquired intangible assets, and impairments, non-GAAP gross margin was 72.3% for the fourth quarter of 2014 compared to 71.4% in the prior year period.

Research and development (R&D) expenses for the fourth quarter of 2014 were $142.9 million compared to $76.7 million in the prior year period. R&D expenses included $11.8 million and $10.9 million of non-cash stock compensation expense in the fourth quarters of 2014 and 2013, respectively. Excluding these charges, legal contingencies, impairments, and contingent compensation, R&D expenses as a percentage of revenue were 15.7% compared to 17.0% in the prior year period.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2014 were $122.2 million compared to $111.6 million in the prior year period. SG&A expenses included $23.7 million and $16.8 million of non-cash stock compensation expense in the fourth quarters of 2014 and 2013, respectively. Excluding these charges, and amortization of acquired intangible assets, SG&A expenses as a percentage of revenue were 18.9% compared to 22.2% in the prior year period.

Depreciation and amortization expenses were $30.0 million and capital expenditures were $34.8 million during the fourth quarter of 2014. The Company ended the fourth quarter of 2014 with $1.34 billion in cash, cash equivalents and short-term investments, compared to $1.17 billion as of December 29, 2013.

Fiscal 2014 results:

•	Revenue of $1,861 million, a 31% increase compared to $1,421 million in fiscal 2013

•	GAAP net income of $353 million, or $2.37 per diluted share, compared to $125 million, or $0.90 per diluted share, in fiscal 2013

•
Non-GAAP net income of $407 million, or $2.74 per diluted share, compared to $250 million, or $1.80 per diluted share, in fiscal 2013 (see the table entitled “Itemized Reconciliation Between GAAP and Non-GAAP Net Income” for a reconciliation of these GAAP and non-GAAP financial measures)

•	Cash flow from operations of $501 million and free cash flow of $395 million for the fiscal year

Gross margin for fiscal 2014 was 69.7% compared to 64.2% in the prior year; the prior year period included impairment charges of $25.2 million related to the discontinuation of a non-core product line. Excluding the effect of non-cash stock compensation expense, legal contingencies, amortization of acquired intangible assets, and impairments, non-GAAP gross margin was 71.7% for fiscal 2014 compared to 70.1% in the prior year.

Research and development (R&D) expenses for fiscal 2014 were $388.1 million compared to $276.7 million in the prior year. R&D expenses included $50.9 million and $37.4 million of non-cash stock compensation expense in fiscal 2014 and 2013, respectively. Excluding these charges, legal contingencies, impairments, and contingent compensation, R&D expenses as a percentage of revenue were 15.3% compared to 16.8% in the prior year.

Selling, general and administrative (SG&A) expenses for fiscal 2014 were $466.3 million compared to $381.0 million in the prior year. SG&A expenses included $91.0 million and $61.4 million of non-cash stock compensation expense in fiscal 2014 and 2013, respectively. Excluding these charges, amortization of acquired intangible assets, and contingent compensation, SG&A expenses as a percentage of revenue were 19.5% compared to 20.8% in the prior year.

“We delivered record fourth quarter and fiscal year 2014 financial results which greatly exceeded our expectations. Our focus on technology innovation, as evidenced by the launch of HiSeq X Ten, which enables the $1,000 genome, and the NextSeq 500, were major contributors to our outperformance,” stated Jay Flatley, CEO.  “The recently announced HiSeq X Five, HiSeq 3000/4000 and NextSeq 550 instruments, further enhance the most extensive sequencing portfolio available, and will position us for continued long-term growth as we develop and address the large and nascent market opportunities ahead of us.”

Updates since our last earnings release:

•	Launched the HiSeq X Five System to further enable the adoption of high-throughput WGS

•	Introduced the HiSeq 3000/4000 Systems which are based on the same innovative patterned flow cell technology as HiSeq X, to deliver an exceptional level of throughput at lower cost per base

•	Introduced the NextSeq 550 System which combines microarray scanning with the robust NextSeq 500 Sequencing System

•	Announced the launch of the MiSeq FGx Forensic Genomics System, which simultaneously interrogates short tandem repeats and other valuable genetic markers

•
Announced key goals for the company’s oncology circulating tumor DNA program, which includes the release of research use only kits and a laboratory developed test to gather clinical evidence for regulatory submission

•	Announced the upcoming launch of the VeriSeq NIPT Solution in Europe which offers significant workflow and cost benefits compared to current testing methods

•	Announced a strategic alliance with Lockheed Martin to collaborate on scalable and affordable genomic solutions to provide personalized health care for national populations in many geographies

•	Announced an agreement with bioMérieux to launch an NGS epidemiology solution for service labs

•	Entered into a partnership with the U.S. Agency for International Development (USAID) and the Broad Institute of MIT and Harvard to combat the Ebola epidemic in West Africa

•	Announced the purchase of 15 HiSeq X instruments by the Universities of Edinburgh and Glasgow to facilitate the Scottish Genomes Partnership

•	Settled all pending infringement claims and other disputes between Sequenom and Verinata Health, Inc. and entered into a broad licensing agreement

•	Entered into a settlement and license agreement with Syntrix Biosystems, Inc., resolving all outstanding issues between the parties

•	Repurchased $35 million of common stock under our previously announced share repurchase programs

Financial outlook and guidance
The non-GAAP financial guidance discussed below reflects certain pro forma adjustments to assist in analyzing and assessing our core operational performance. Please see our Reconciliation of Non-GAAP Financial Guidance included in this release for a reconciliation of the GAAP and non-GAAP financial measures.

For fiscal 2015 the Company is projecting approximately 20% revenue growth, assuming current currency exchange rates, and non-GAAP earnings per diluted share of $3.12 to $3.18. These projections assume full year non-GAAP gross margin of approximately 73%, and a pro forma tax rate of approximately 28%. Full-year weighted average diluted shares outstanding, for the measurement of pro forma amounts, is expected to be approximately 150 million shares.

Quarterly conference call information
The conference call will begin at 2:00 pm Pacific Time (5:00 pm Eastern Time) on Tuesday, January 27, 2015. Interested parties may listen to the call by dialing 888.713.4215 (passcode: 97717286), or if outside North America by dialing 1.617.213.4867 (passcode: 97717286). Individuals may access the live teleconference in the Investor Relations section of Illumina’s web site under the “Company” tab at www.illumina.com.

A replay of the conference call will be available from 6:00 pm Pacific Time (9:00 pm Eastern Time) on January 27, 2015 through February 3, 2015 by dialing 888.286.8010 (passcode: 56089407), or if outside North America by dialing 1.617.801.6888 (passcode: 56089407).

Statement regarding use of non-GAAP financial measures
The Company reports non-GAAP results for diluted net income per share, net income, gross margins, operating expenses, operating margins, other income, and free cash flow in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include substantial charges related to stock compensation expense, legal contingencies, amortization of acquired intangible assets, non-cash interest expense associated with the Company’s convertible debt instruments that may be settled in cash, acquisition related expense, and others that are listed in the itemized reconciliations between GAAP and non-GAAP financial measures included in this press release. Per share amounts also include, through the first quarter of 2014, the double dilution associated with the accounting treatment of the Company’s 0.625% convertible senior notes and the corresponding call option overlay. Management believes that presentation of operating results that excludes these items and per share double dilution provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP results are presented in the tables of this release.

Use of forward-looking statements
This release contains projections, information about our financial outlook, earnings guidance, and other forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our expectations as of the date of this release and may differ materially from actual future events or results. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are (i) our ability to further develop and commercialize our instruments and consumables and to deploy new products, services, and applications, and expand the markets, for our technology platforms; (ii) our ability to manufacture robust instrumentation and consumables; (iii) our ability to successfully identify and integrate acquired technologies, products, or businesses; (iv) our expectations and beliefs regarding future conduct and growth of the business and the markets in which we operate; (v) challenges inherent in developing, manufacturing, and launching new products and services; and (vi) our ability to maintain our revenue levels and profitability during periods of research funding reduction or uncertainty and adverse economic and business conditions, together with other factors detailed in our filings with the Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current quarter.

About Illumina
Illumina is transforming human health as the global leader in sequencing and array-based technologies. The company serves customers in a broad range of markets, enabling the universal adoption of genomic solutions in research and clinical settings. To learn how Illumina is unlocking the power of the genome, visit www.illumina.com and follow @illumina.

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Illumina, Inc.
Investors:
Rebecca Chambers
858.255.5243
rchambers@illumina.com
or
Media:
Eric Endicott
858.882.6822
pr@illumina.com

Illumina, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	December 28, 2014	December 29, 2013
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$636,154	$711,637
Short-term investments	702,217	453,966
Accounts receivable, net	289,458	238,946
Inventory	191,144	154,099
Deferred tax assets, current portion	41,128	36,076
Prepaid expenses and other current assets	29,843	22,811
Total current assets	1,889,944	1,617,535
Property and equipment, net	265,264	202,666
Goodwill	724,904	723,061
Intangible assets, net	314,500	331,173
Deferred tax assets, long-term portion	78,111	88,480
Other assets	64,717	56,091
Total assets	$3,337,440	$3,019,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$82,626	$73,655
Accrued liabilities	335,276	219,120
Long-term debt, current portion	304,256	29,288
Total current liabilities	722,158	322,063
Long-term debt	986,780	839,305
Long-term legal contingencies	—	132,933
Other long-term liabilities	165,704	191,221
Conversion option subject to cash settlement	—	282
Stockholders’ equity	1,462,798	1,533,202
Total liabilities and stockholders’ equity	$3,337,440	$3,019,006

	Illumina, Inc.
	Condensed Consolidated Statements of Income
	(In thousands, except per share amounts)
	(unaudited)

	Three Months Ended		Years Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue:
Product revenue	$450,329	$336,386	$1,619,511	$1,264,656
Service and other revenue	62,050	50,940	241,847	156,522
Total revenue	512,379	387,326	1,861,358	1,421,178
Cost of revenue:
Cost of product revenue (a)	93,069	99,795	431,920	407,877
Cost of service and other revenue (a)	23,757	19,079	92,355	67,811
Amortization of acquired intangible assets	10,616	9,206	39,373	33,603
Total cost of revenue	127,442	128,080	563,648	509,291
Gross profit	384,937	259,246	1,297,710	911,887
Operating expense:
Research and development (a)	142,947	76,728	388,055	276,743
Selling, general and administrative (a)	122,173	111,649	466,283	381,040
Legal contingencies	(82,043)	—	(74,338)	115,369
Acquisition related gain, net	(2,304)	(5,771)	(2,639)	(11,617)
Headquarter relocation	1,281	2,856	5,638	2,624
Unsolicited tender offer related expense	—	—	—	13,621
Total operating expense	182,054	185,462	782,999	777,780
Income from operations	202,883	73,784	514,711	134,107
Other (expense) income, net	(10,822)	46,585	(65,953)	25,207
Income before income taxes	192,061	120,369	448,758	159,314
Provision for income taxes	38,781	39,708	95,407	34,006
Net income	$153,280	$80,661	$353,351	$125,308
Net income per basic share	$1.08	$0.64	$2.61	$1.00
Net income per diluted share	$1.03	$0.56	$2.37	$0.90
Shares used in calculating basic net income per share	142,342	126,711	135,553	125,076
Shares used in calculating diluted net income per share	148,657	143,854	148,977	139,936

(a) Includes total stock-based compensation expense for stock-based awards:

	Three Months Ended		Years Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Cost of product revenue	$2,635	$1,813	$9,451	$6,223
Cost of service and other revenue	324	233	1,204	777
Research and development	11,837	10,918	50,880	37,439
Selling, general and administrative	23,666	16,782	91,016	61,387
Stock-based compensation expense before taxes	$38,462	$29,746	$152,551	$105,826

Illumina, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended		Years Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Net cash provided by operating activities (a)	$140,549	$126,839	$501,271	$386,421
Net cash used in investing activities	(332,783)	(150,810)	(406,624)	(69,649)
Net cash provided by (used in) financing activities (a)	202	43,556	(166,748)	(38,719)
Effect of exchange rate changes on cash and cash equivalents	(1,709)	216	(3,382)	(397)
Net (decrease) increase in cash and cash equivalents	(193,741)	19,801	(75,483)	277,656
Cash and cash equivalents, beginning of period	829,895	691,836	711,637	433,981
Cash and cash equivalents, end of period	$636,154	$711,637	$636,154	$711,637

Calculation of free cash flow:
Net cash provided by operating activities (a)	$140,549	$126,839	$501,271	$386,421
Purchases of property and equipment	(34,832)	(27,310)	(105,996)	(79,215)
Free cash flow (b)	$105,717	$99,529	$395,275	$307,206

______________________________________________________________________________________________________
(a) Net cash provided by operating activities excludes excess tax benefit related to stock-based compensation of $126.5 million in fiscal 2014, of which $23.8 million was recorded in Q4, and $56.7 million in fiscal 2013, of which $29.5 million was recorded in Q4. Net cash used in financing activities reflects the excess tax benefit as a corresponding in-flow in the respective periods.

(b) Free cash flow, which is a non-GAAP financial measure, is calculated as net cash provided by operating activities reduced by purchases of property and equipment. Free cash flow is useful to management as it is one of the metrics used to evaluate our performance and to compare us with other companies in our industry. However, our calculation of free cash flow may not be comparable to similar measures used by other companies.

Illumina, Inc.
Results of Operations - Non-GAAP
(In thousands, except per share amounts)
(unaudited)

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME PER SHARE:

	Three Months Ended		Years Ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
GAAP net income per share - diluted	$1.03	$0.56	$2.37	$0.90
Pro forma impact of weighted average shares (a)	—	0.01	—	0.01
Adjustments to net income:
Legal contingencies (b)	(0.40)	0.04	(0.24)	0.96
Amortization of acquired intangible assets	0.08	0.09	0.32	0.32
Non-cash interest expense (c)	0.07	0.06	0.26	0.26
Acquisition related gain, net (d)	(0.02)	(0.04)	(0.02)	(0.08)
Headquarter relocation (e)	0.01	0.02	0.04	0.02
Impairments (f)	—	—	—	0.18
Contingent compensation expense (g)	—	0.04	0.03	0.10
Cost-method investment related gain	—	(0.39)	(0.03)	(0.44)
Loss on extinguishment of debt	—	—	0.21	—
Unsolicited tender offer related expense	—	—	—	0.10
Inventory revaluation adjustment (h)	—	—	—	—
Incremental non-GAAP tax benefit (expense) (i)	0.10	0.06	(0.20)	(0.53)
Non-GAAP net income per share - diluted (j)	$0.87	$0.45	$2.74	$1.80
Shares used in calculating non-GAAP diluted net income per share	148,657	142,815	148,815	138,888

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME:
GAAP net income	$153,280	$80,661	$353,351	$125,308
Legal contingencies (b)	(59,483)	5,921	(35,931)	133,701
Amortization of acquired intangible assets	12,203	12,896	48,165	44,685
Non-cash interest expense (c)	10,099	9,182	38,154	36,403
Acquisition related gain, net (d)	(2,304)	(5,771)	(2,639)	(11,617)
Headquarter relocation (e)	1,281	2,856	5,638	2,624
Impairments (f)	(485)	—	(485)	25,214
Contingent compensation expense (g)	433	5,486	4,265	13,610
Cost-method investment related gain	—	(55,244)	(4,427)	(61,357)
Loss on extinguishment of debt	—	—	31,360	555
Unsolicited tender offer related expense	—	—	—	13,621
Inventory revaluation adjustment (h)	—	—	—	458
Incremental non-GAAP tax benefit (expense) (i)	13,925	8,517	(30,234)	(73,542)
Non-GAAP net income (j)	$128,949	$64,504	$407,217	$249,663

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP DILUTED NUMBER OF SHARES:
Weighted average shares used in calculation of GAAP diluted net income per share	148,657	143,854	148,977	139,936
Weighted average dilutive potential common shares issuable of redeemable convertible senior notes (a)	—	(1,039)	(162)	(1,048)
Weighted average shares used in calculation of non-GAAP diluted net income per share	148,657	142,815	148,815	138,888

______________________________________________________________________________________________________

(a) Pro forma impact of weighted-average shares includes the impact of double dilution associated with the accounting treatment of the Company’s outstanding convertible debt and the corresponding call option overlay.

(b) Legal contingencies in Q4 and fiscal 2014 primarily represent a gain related to the settlement of our patent litigation with Syntrix Biosystems, Inc., partially offset by the expenses recorded upon our litigation settlement and pooling of patents with Sequenom, Inc. Legal contingency charges in 2013 primarily represent estimated damages accrued for our patent litigation with Syntrix Biosystems, Inc.

(c) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(d) Acquisition related gain, net consists primarily of net gains from changes in fair value of contingent consideration and transaction related costs.

(e) Headquarter relocation for fiscal 2014 and 2013 consisted of accretion of interest expense on lease exit liability and changes in estimates of such liability.

(f) Impairments in fiscal 2014 represent a net gain of $0.5 million, which consisted of a gain on an asset sale associated with a non-core product line discontinued in 2013, partially offset by an intangible asset impairment. Impairments in fiscal 2013 represent asset impairment charges recorded upon the decision to discontinue the non-core product line.

(g) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(h) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(i) Incremental non-GAAP tax benefit (expense) reflects the tax impact related to the non-GAAP adjustments listed above.

(j) Non-GAAP net income and diluted net income per share exclude the effect of the pro forma adjustments as detailed above. Non-GAAP net income and diluted net income per share are key drivers of the Company’s core operating performance and major factors in management’s bonus compensation each year. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing our past and future core operating performance.

Illumina, Inc.
Results of Operations - Non-GAAP (continued)
(Dollars in thousands)
(unaudited)
ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP RESULTS OF OPERATIONS AS A PERCENT OF REVENUE:
	Three Months Ended				Years Ended
	December 28, 2014		December 29, 2013		December 28, 2014		December 29, 2013
GAAP gross profit	$384,937	75.1%	$259,246	66.9%	$1,297,710	69.7%	$911,887	64.2%
Stock-based compensation expense	2,959	0.6%	2,046	0.5%	10,655	0.6%	7,000	0.5%
Legal contingencies (a)	(26,240)	(5.1)%	5,921	1.6%	(10,393)	(0.6)%	18,332	1.2%
Amortization of acquired intangible assets	10,616	2.1%	9,206	2.4%	39,373	2.1%	33,603	2.4%
Impairments (b)	(2,000)	(0.4)%	—	—	(2,000)	(0.1)%	25,214	1.8%
Inventory revaluation adjustment (c)	—	—	—	—	—	—	458	—
Non-GAAP gross profit (d)	$370,272	72.3%	$276,419	71.4%	$1,335,345	71.7%	$996,494	70.1%

Research and development expense	$142,947	27.9%	$76,728	19.8%	$388,055	20.8%	$276,743	19.5%
Stock-based compensation expense	(11,837)	(2.3)%	(10,918)	(2.8)%	(50,880)	(2.7)%	(37,439)	(2.7)%
Legal contingencies (a)	(48,800)	(9.5)%	—	—	(48,800)	(2.6)%	—	—
Impairments (b)	(1,515)	(0.3)%	—	—	(1,515)	(0.1)%	—	—
Contingent compensation expense (e)	(433)	(0.1)%	(112)	—	(1,509)	(0.1)%	(544)	—
Non-GAAP research and development expense	$80,362	15.7%	$65,698	17.0%	$285,351	15.3%	$238,760	16.8%

Selling, general and administrative expense	$122,173	23.8%	$111,649	28.8%	$466,283	25.1%	$381,040	26.8%
Stock-based compensation expense	(23,666)	(4.6)%	(16,782)	(4.3)%	(91,016)	(4.9)%	(61,387)	(4.3)%
Amortization of acquired intangible assets	(1,587)	(0.3)%	(3,690)	(1.0)%	(8,792)	(0.6)%	(11,082)	(0.8)%
Contingent compensation expense (e)	—	—	(5,374)	(1.3)%	(2,756)	(0.1)%	(13,066)	(0.9)%
Non-GAAP selling, general and administrative expense	$96,920	18.9%	$85,803	22.2%	$363,719	19.5%	$295,505	20.8%

GAAP operating profit	$202,883	39.6%	$73,784	19.0%	$514,711	27.7%	$134,107	9.4%
Stock-based compensation expense	38,462	7.5%	29,746	7.7%	152,551	8.2%	105,826	7.4%
Legal contingencies (a)	(59,483)	(11.6)%	5,921	1.5%	(35,931)	(1.9)%	133,701	9.4%
Amortization of acquired intangible assets	12,203	2.4%	12,896	3.3%	48,165	2.6%	44,685	3.1%
Acquisition related gain, net (f)	(2,304)	(0.4)%	(5,771)	(1.4)%	(2,639)	(0.1)%	(11,617)	(0.8)%
Headquarter relocation (g)	1,281	0.2%	2,856	0.8%	5,638	0.2%	2,624	0.2%
Impairments (b)	(485)	(0.1)%	—	—	(485)	—	25,214	1.8%
Contingent compensation expense (e)	433	0.1%	5,486	1.4%	4,265	0.2%	13,610	1.0%
Unsolicited tender offer related expense	—	—	—	—	—	—	13,621	1.0%

Inventory revaluation adjustment (c)	—	—	—	—	—	—	458	—
Non-GAAP operating profit (d)	$192,990	37.7%	$124,918	32.3%	$686,275	36.9%	$462,229	32.5%

GAAP other (expense) income, net	$(10,822)	(2.1)%	$46,585	12.0%	$(65,953)	(3.5)%	$25,207	1.8%
Non-cash interest expense (h)	10,099	2.0%	9,182	2.4%	38,154	2.0%	36,403	2.6%
Cost-method investment related gain	—	—	(55,244)	(14.3)%	(4,427)	(0.2)%	(61,357)	(4.3)%
Loss on extinguishment of debt	—	—	—	—	31,360	1.7%	555	—
Non-GAAP other (expense) income, net (d)	$(723)	(0.1)%	$523	0.1%	$(866)	—	$808	0.1%
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(a) Legal contingencies recorded in Q4 and fiscal 2014 primarily represent a gain related to the settlement of our patent litigation with Syntrix Biosystems, Inc., or Syntrix, partially offset by the expenses recorded upon our litigation settlement and pooling of patents with Sequenom, Inc., or Sequenom. The gain associated with the Syntrix settlement was recorded partially as a reversal of cost of sales and partially as a reduction of operating expense. The upfront payments to Sequenom were recorded in research and development expense. Legal contingency charges in 2013 primarily represent estimated damages accrued for our patent litigation with Syntrix.

(b) Impairments in fiscal 2014 represent a net gain of $0.5 million, which consisted of a gain recorded in cost of sales on an asset sale associated with a non-core product line discontinued in 2013, partially offset by an intangible asset impairment recorded in research and development expense. Impairments in fiscal 2013 represent asset impairment charges recorded upon the decision to discontinue the non-core product line.

(c) The Company recorded $0.5 million in cost of goods sold in Q1 2013 for the amortization of inventory revaluation costs in conjunction with the acquisition of Verinata Health, Inc.

(d) Non-GAAP gross profit, included within non-GAAP operating profit, is a key measure of the effectiveness and efficiency of manufacturing processes, product mix and the average selling prices of the Company’s products and services. Non-GAAP operating profit, and non-GAAP other (expense) income, net, exclude the effects of the pro forma adjustments as detailed above. Management has excluded the effects of these items in these measures to assist investors in analyzing and assessing past and future core operating performance.

(e) Contingent compensation expense relates to contingent payments for post-combination services associated with prior period acquisitions.

(f) Acquisition related gain, net consists primarily of net gains from changes in fair value of contingent consideration and transaction related costs.

(g) Headquarter relocation for fiscal 2014 and 2013 consisted of accretion of interest expense on lease exit liability and changes in estimates of such liability.

(h) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

Illumina, Inc.
Reconciliation of Non-GAAP Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the Company’s financial results are stated above in this press release. More information on potential factors that could affect the Company’s financial results is included from time to time in the Company’s public reports filed with the SEC, including the Company’s Form 10-K for the fiscal year ended December 29, 2013, and the Company’s Forms 10-Q for the fiscal quarters ended March 30, 2014, June 29, 2014, and September 28, 2014. The Company assumes no obligation to update any forward-looking statements or information.

Fiscal Year 2015
Gross Margin
Non-GAAP gross margin	73.0%
Amortization of acquired intangible assets	(2.0)%
Stock-based compensation	(0.5)%
GAAP gross margin	70.5%

Diluted net income per share
Non-GAAP diluted net income per share	$3.12 - $3.18
Amortization of acquired intangible assets	(0.21)
Non-cash interest expense (a)	(0.17)
Headquarter relocation (b)	(0.01)
GAAP diluted net income per share	$2.73 - $2.79

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(a) Non-cash interest expense is calculated in accordance with the authoritative accounting guidance for convertible debt instruments that may be settled in cash.

(b) Headquarter relocation represents accretion of interest expense on lease exit liability.